UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2009, Arch Chemicals, Inc. (the “Company”) entered into an accounts receivable securitization program with Market Street Funding LLC and PNC Bank, National Association (“PNC Bank”) by way of an assignment and assumption of the Company’s existing program with Three Pillars Funding LLC and SunTrust Capital Markets, Inc. Under the Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, the Company and certain of its subsidiaries will continue to sell, without recourse, certain accounts receivable to the Company’s wholly-owned subsidiary, Arch Chemicals Receivables Corp., a special-purpose corporation. Under the Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, Arch Chemicals Receivables Corp. may sell, on an ongoing basis, these accounts receivable to Market Street Funding LLC for a maximum cash purchase price of up to $80.0 million. PNC Bank will act as Administrator for Market Street Funding LLC under the program. Market Street Funding LLC will fund its purchases through the issuance of commercial paper or borrowings from PNC Bank under a liquidity facility. The Amended and Restated Receivables Purchase Agreement and the liquidity facility expire on October 5, 2010, subject to renewal on the initial or any subsequent expiration date for an additional 364 days. The Company has agreed to provide servicing for the accounts receivable collections. The amount of receivables sold to Market Street Funding LLC under the program is subject to change based on the level of eligible receivables. Conformed copies of the Omnibus Assignment and Assumption Agreement, the Amended and Restated Receivables Sale Agreement and the Amended and Restated Receivables Purchase Agreement are filed as exhibits hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A press release issued by the Company on October 8, 2009 relating to the accounts receivable securitization program is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.1	Omnibus Assumption and Assignment Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., Arch Chemicals, Inc., Three Pillars Funding LLC, SunTrust Robinson Humphrey, Inc. (f/k/a SunTrust Capital Markets, Inc.), Market Street Funding LLC and PNC Bank, National Association.

10.2	Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, among Arch Chemicals, Inc., as an Originator, Arch Treatment Technologies, Inc., as an Originator, Arch Wood Protection, Inc., as an Originator, Arch Personal Care Products, L.P., as an Originator, and Arch Chemicals Receivables Corp., as Buyer.

10.3	Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., as Seller, Arch Chemicals, Inc., as Initial Servicer, Market Street Funding LLC and PNC Bank, National Association, as Administrator and as LC Bank.

99.1	Press Release, dated as of October 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2009

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
	Name:	Steven C. Giuliano
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Omnibus Assumption and Assignment Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., Arch Chemicals, Inc., Three Pillars Funding LLC, SunTrust Robinson Humphrey, Inc. (f/k/a SunTrust Capital Markets, Inc.), Market Street Funding LLC and PNC Bank, National Association.

10.2	Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, among Arch Chemicals, Inc., as an Originator, Arch Treatment Technologies, Inc., as an Originator, Arch Wood Protection, Inc., as an Originator, Arch Personal Care Products, L.P., as an Originator, and Arch Chemicals Receivables Corp., as Buyer.

10.3	Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., as Seller, Arch Chemicals, Inc., as Initial Servicer, Market Street Funding LLC and PNC Bank, National Association, as Administrator and as LC Bank.

99.1	Press Release, dated as of October 8, 2009

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